Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-193182) of Fortress Transportation and Infrastructure Investors LLC, of our report dated August 27, 2014 with respect to the consolidated financial statements of Jefferson Refinery, LLC and Subsidiaries (the “Company”) as of December 31, 2013 and 2012, and for the years then ended.

We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas

October 7, 2014